                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D. C. 20549

                                   FORM 8-K

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                      Date of Report SEPTEMBER 21, 2001


                           BARR LABORATORIES, INC.
            (Exact name of registrant as specified in its charter)





        New York                        1-9860              22-1927534

(State or other jurisdiction           (Commission         (IRS Employer
    of incorporation)                  File Number)      Identification No.)





Two Quaker Road, P.O. Box 2900, Pomona, New York          10970-0519

    (Address of principal executive offices)              (Zip code)


                                (845) 362-1100

             (Registrant's telephone number, including area code)

                             BARR LABORATORIES, INC.


                     CURRENT REPORT DATED SEPTEMBER 21, 2001


Item 5. Other Events

On September 17, 2001, Barr announced that its Board of Directors had unanimously authorized management to allocate up to $100 million to repurchase shares of Common Stock. The Board's action followed the announcement by the Securities and Exchange Commission (SEC) that it had temporarily modified certain conditions of Rule 10b-18 for companies that repurchase their own common stock. The Board had authorized management to buy back shares as necessary to facilitate orderly trading following the September terrorist attacks in New York and Washington, DC. The relief provided under the modifications extends through October 12, 2001. Barr's repurchase plan is set to expire when this order expires. On September 21, 2001, the Company repurchased 10,000 shares.

Barr recently announced that the Company has entered into a merger agreement with Duramed Pharmaceuticals, Inc. (NASDAQ-DRMD), a developer, manufacturer and marketer of prescription drug products, focusing on women's health and the hormone replacement therapy markets. The Company expects to account for this transaction as a pooling of interests and the action by the SEC to grant temporary exemptive relief for stock repurchases will not affect this accounting treatment.

                           BARR LABORATORIES, INC.


                   CURRENT REPORT DATED SEPTEMBER 21, 2001



                                  SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             BARR LABORATORIES, INC.









Date:  October 2, 2001              /S/ WILLIAM T. MCKEE
                                    --------------------------
                                    William T. McKee
                                    Chief Financial Officer